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                                                                   EXHIBIT 10.9

                FORM OF HCRI WORKING CAPITAL ASSURANCE AGREEMENT


         THIS AGREEMENT is made as of the 22nd day of September, 1998, by and among BALANCED CARE CORPORATION, a Delaware corporation, with a principal place of business at c/o BCC Development and Management Co., 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055 ("BCC") and Pennsylvania BCC Properties, Inc., a Pennsylvania corporation, with a principal place of business at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, OH 43603 (the "Lessor").

                                   WITNESSETH:

         WHEREAS, the Lessor and FINANCIAL CARE INVESTORS OF [_____________], LLC, a Delaware limited liability company (the "LESSEE") have agreed to enter into that certain Lease Agreement, of even date herewith (the "Lease"), relating to certain premises located in [__________________], on property more fully described in the Lease (the "Property"); all capitalized terms used herein and not otherwise defined herein shall have the same meanings as ascribed to such terms in the Lease or, if not defined in the Lease, in Appendix 1 to the Shortfall Agreement.

         WHEREAS, pursuant to a Shortfall Funding Agreement dated of even date herewith (the "Shortfall Agreement"), and a Deposit Pledge Agreement dated of even date herewith (the "Deposit Pledge"), each among the Member (as defined in Appendix 1 to the Shortfall Agreement) Lessee and BCC, Lessee has or will deposit funds into the Working Capital Reserve (as defined in the Shortfall Agreement) as provided in the Shortfall Agreement to fund certain operational losses anticipated in connection with the Facility; and

         WHEREAS, Lessor and BCC Development and Management Co., a Delaware corporation ("Developer") have entered into a Construction Disbursing Agreement of even date herewith (the "Development Agreement") for the purpose of developing an assisted care living facility on the Property (the "Facility"); and

         WHEREAS, the Member and the Lessor have entered in a Loan Agreement of even date herewith and a Security Agreement of even date herewith, and the Member has issued a Note of even date herewith to Lessor in the principal amount of [__________________________________] dollars ("$[__________]"), for the purpose of funding 85% of the Working Capital Reserve (such Loan Agreement, Security Agreement and Note are collectively referred to herein as the "Senior Credit Documents" and all obligations of any kind or nature of the Member under the Senior Credit Documents are referred to herein as the "Senior Loan Obligations"); and
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         WHEREAS, Lessee and Balanced Care at Loyalsock, Inc., a Delaware
corporation (the "Manager") have entered into a Management Agreement of even date herewith (the "Management Agreement") for the operation and management of the Facility; and

         WHEREAS, the Developer and the Manager are wholly-owned subsidiaries of BCC; and

         WHEREAS, as additional security for all of the obligations of Lessee under the Lease accruing after the date the Facility opens for business and first accepts residents ("Opening Date"), including without limitation all Rent, as defined in the Lease (the "Lease Obligations"), the Lessor has requested the execution and delivery of this Agreement; and

         WHEREAS, because of the significant interest of BCC in the success and economic viability of the Facility, BCC is willing to enter into this Agreement to, among other matters, provide to the Lessor adequate assurances regarding the funding of Shortfalls (as hereinafter defined) upon depletion of the Working Capital Reserve.

         NOW THEREFORE, for good and valuable consideration paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged and in consideration of the covenants and agreements set forth herein, the parties hereto intending to be legally bound hereby agree as follows:

         1. (a) Subject to the terms of Section 4 hereof, from and after the Opening Date until the complete payment and performance of the Lease Obligations and Senior Loan Obligations, BCC unconditionally agrees to loan to the Lessee, sufficient funds, by means of working capital loans (collectively, the "Working Capital Loans"), to pay and satisfy the amount by which the Lessee's cash requirements to meet all of its obligations (including, without limitation, operating expenses, debt service, Senior Loan Obligations and the Lease Obligations) due and payable during any month exceed the gross revenues received by the Lessee during such month (the "Shortfall"). Without limiting the generality of the definition of Shortfall, Shortfalls shall also include, without limitation (i) costs, expenses and damages related to Lessee's failure to pay Impositions (as defined in the Lease), to maintain adequate insurance, to maintain any license necessary or desirable to operate the Facility and indemnification and defense costs and expenses in connection with litigation arising from or related to the Facility, (ii) all costs of collection and enforcement incurred by Lessor in exercising any remedies provided in the Lease, the Senior Credit Documents or this Agreement, and (iii) payment in full of all Rent, additional rent and other amounts due to Lessor or third parties under the Lease in the manner and at the time prescribed in the Lease, including pursuant to Lessor's exercise of remedies.

         (b) Working Capital Loans shall be made pursuant to and in accordance with the Shortfall Agreement. BCC hereby agrees that Lessor may make distributions of proceeds of Working Capital Loans directly to Lessor or third party creditors of Lessee.

         2. (a) Subject to the terms of Section 4 hereof, whether or not there has occurred or is continuing any default, breach of condition or failure to satisfy any condition under the Shortfall Agreement, BCC shall, without further direction, advance to the Lessee the amount


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equal to the Shortfall in a timely fashion so that the Lessee is able to meet all of its working capital obligations (including, without limitation, all Lease Obligations and all Senior Loan Obligations) when due. Without limiting the generality of foregoing, BCC shall make Working Capital Loans to Lessee to fund Shortfalls even if Lessee fails to make contributions on a timely basis to the Working Capital Reserve as provided in Section 1.01 of the Shortfall Agreement or otherwise; provided, however, the foregoing shall not otherwise limit the rights of BCC against the Member or Lessee in the event of such failure to fund by the Member into the Working Capital Reserve.

              (b) Without limiting BCC's obligation to fund Shortfalls as herein provided, BCC shall promptly notify Lessor should any proceedings under Title 11 of the United States Code (each a "Bankruptcy Proceeding", and the laws applied during such Bankruptcy Proceedings being referred to herein as "Bankruptcy Laws") be instituted by or against BCC, Lessee or the Member and, upon request from Lessor, shall immediately fund or otherwise cause to be paid to all creditors (exclusive of Lessor) of the party subject to the Bankruptcy Proceeding all amounts due such creditors. Further, BCC shall use all reasonable efforts (within the bounds of applicable law) to cause such Bankruptcy Proceedings to be dismissed as soon as possible.

         3. BCC acknowledges that the covenants and agreements made hereunder by BCC are being made to induce the Lessor to enter into and accept the Lease and enable the Lessee, upon the complete disbursement of the Working Capital Reserve, to fulfill its obligations, including, without limitation, the Lease Obligations and Senior Loan Obligations. Accordingly, it is expressly intended by BCC that the covenants and agreements by BCC hereunder may be relied upon and enforced by the Lessor.

         4. Notwithstanding any provision to the contrary set forth herein, BCC's obligation to provide the Working Capital Loans, and advance Shortfalls, to the Lessee shall not commence until such time as (i) all amounts to be advanced under the Senior Credit Documents have been advanced by the Lessor and deposited in the Collateral Account (as defined in the Deposit Pledge Agreement) and (ii) the full amount of the Working Capital Reserve actually deposited in the Collateral Account has been depleted. BCC shall make or permit disbursements to Lessor from the Working Capital Reserve to meet any and all Lease Obligations and Senior Loan Obligations when and as such obligations become due and payable, pursuant to the terms and provisions of the Deposit Pledge Agreement.

         5. The obligations of BCC hereunder shall not be affected by the termination, discontinuance, release or modification of any agreement from any endorser, surety or guarantor of the Lease Obligations or Senior Loan Obligations. Notwithstanding anything to the contrary contained herein, in the Senior Credit Documents or in the Lease, the Lessor hereby covenants and agrees with BCC that the Lessor shall not amend, modify or otherwise alter the Lease or any other document executed in connection therewith (collectively, the "Lease Documents") or the Senior Credit Documents without BCC's prior written consent, in each instance, which consent, shall not be unreasonably withheld, conditioned or delayed.


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         In addition, the Lessor hereby covenants and agrees with BCC that, except in connection with the exercise of any of its rights and/or remedies under the Lease Documents, the Lessor shall not terminate the Lease without the prior written consent of BCC, which consent shall not be unreasonably withheld, conditioned or delayed.

         6. The obligations of BCC hereunder shall not be affected by any change in the beneficial ownership of the Lessee or by reason of any disability of the Lessee. This Agreement shall not be construed as a guaranty or surety agreement, but shall constitute the separate and independent primary obligation of BCC to Lessor. This Agreement shall be in addition to any guaranty or other security for the Lease Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such guaranty or security. This Agreement shall continue to be effective or be reinstated, as the case may be, if, at any time, any payment of the Lease Obligations or Senior Loan Obligations is rescinded or must otherwise be returned by the Lessor upon the insolvency, bankruptcy or reorganization of the Lessee or otherwise, all as though such payment had not been made.

         7. (a) Without limiting BCC's obligation to provide the Working Capital Loans, upon the occurrence of any default under any of the Lease Documents or the Senior Credit Documents, BCC shall have the right, but not the obligation, to cure such default within any applicable notice and grace periods (or in the event of no grace period, within 3 days after receipt by BCC of notice of such default) and, to the extent permitted by law, enter upon the Property, if necessary, for such purpose and take all such actions as BCC may deem necessary or appropriate to remedy such default. The Lessor agrees to give to BCC a copy of any written notice of any default by Lessee or the Member under the Lease, any other Lease Document or any Senior Credit Document. The Lessor agrees to accept any remedy performed by BCC as if the same had been performed by the Lessee. BCC shall give to Lessor a copy of any notice of default given by BCC or any BCC Affiliate to Lessee regarding any default under any Transaction Documents.

              (b) Lessor consents to and acknowledges that BCC has the right to acquire all of the Equity Interests (as defined in Appendix 1 to the Shortfall Agreement) or assets of Lessee should Lessee fail to timely make all required deposits into the Working Capital Reserve pursuant to Section 1.01 of the Shortfall Agreement. In the event that Lessee fails to make such deposits into the Working Capital Reserve and BCC exercises its rights to purchase the Equity Interests or assets of the Lessee by having BCC, an Affiliate of BCC or a designee of BCC purchase all of the Equity Interests in compliance with Section 1.01(c) of the Shortfall Agreement, subject to compliance with Article 18.1(a) of the Lease, Lessor shall (i) recognize as Lessee under the Lease and other Lease Documents such designee as BCC may designate so long as such designee funds 15% of the Working Capital Reserve as provided in the Shortfall Agreement and otherwise executes and/or delivers to Lessor such documents, instruments, affidavits, letter of credit amendments, proof of licensure and opinions as Lessor may reasonably request and (ii) recognize such new lessee's equity owner(s) as Borrower under the Senior Credit Documents. In such event (but subject to Section 10 of this Agreement), this Agreement and the obligations of the parties hereunder (including without limitation BCC's obligation to fund Shortfalls) shall remain in full force and effect.


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         8.   Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

IF TO BCC:              C/O BCC DEVELOPMENT AND MANAGEMENT CO.
                        5021 Louise Drive, Suite 200
                        Mechanicsburg, PA  17055
                        Attn:  President

WITH COPIES TO:         C/O BCC DEVELOPMENT AND MANAGEMENT CO.
                        5021 Louise Drive, Suite 200
                        Mechanicsburg, PA  17055
                        Attn:  General Counsel

                        and

                        Kirkpatrick & Lockhart LLP
                        1500 Oliver Building
                        Pittsburgh, Pennsylvania  15222-2312
                        Attn:  Steven J. Adelkoff, Esq.

IF TO THE LESSOR:       Pennsylvania BCC Properties, Inc.
                        One SeaGate, Suite 1500
                        P.O. Box 1475
                        Toledo, Ohio 43603-1475
                        Attn:

                        and

                        Shumaker, Loop & Kendrick, LLP
                        North Courthouse Square
                        1000 Jackson
                        Toledo, Ohio 43624-1573
                        Attn:  Diane V. Davis, Esq.

or at such other place as any of the parties hereto may from time to time hereafter designate to the others in writing. Any notice given to BCC or the Lessee by the Lessor at any time shall not imply that such notice or any further or similar notice was or is required.

         9. This Agreement shall be construed, and the rights and obligations of the Lessor and BCC shall be determined, in accordance with the laws of the State in which the Facility is located, exclusive of such State's conflicts of laws rules.


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         10.  This Agreement and BCC's obligations hereunder shall automatically terminate upon the purchase by BCC or a wholly-owned subsidiary of BCC (a "BCC Affiliate") of all of the Equity Interests or substantially all of the assets of Lessee (and Lessor hereby consents to such purchase of equity or assets subject to compliance with Article 18.1(a) of the Lease); provided, however, if a BCC Affiliate purchases all of such assets or the Equity Interests, BCC shall provide to Lessor an unconditional and unlimited guaranty of all Lease Obligations, in form and substance reasonably satisfactory to Lessor. Lessor shall have the right, but not the obligation, to terminate this Agreement if (i) an Event of Default under the Lease remains uncured beyond any applicable cure period or (ii) BCC fails to perform any of BCC's obligations or duties under this Agreement.

         11. The Lessor covenants and agrees with BCC that (subject to Bankruptcy Laws) the Lessor shall not consent to any assignment of the Lessee's interest under the Lease (except to BCC or a BCC Affiliate) or any transfer of substantially all of the Lessee's assets or any transfer of the outstanding legal and beneficial interest in the Lessee without the prior written consent of BCC, which consent BCC may withhold in its sole and absolute discretion. In addition, in the event that, in violation of the terms of this Agreement or the Lease, (a) the Lessee assigns its interest in the Lease (or transfers substantially all of its assets), (b) the current holders of the issued and outstanding equity of the Lessee transfer any such equity or (c) if any of the events described in Section 8.1(f) or Section 8.1(g) of the Lease occurs with respect to Lessee, each of the Lessor and BCC covenant and agree that, subject to applicable law, the Lessor shall terminate the Lease (in accordance with the terms thereof) and Lessor shall enter into a new lease of the Property with BCC (or any of its wholly-owned subsidiaries, provided, that, BCC executes and delivers an unconditional and unlimited guaranty of any such lease, in form and substance acceptable to the Lessor); provided, however, that there shall be concurrent compliance with Article 18.1(a) of the Lease and any such lease shall be substantially similar to the Lease and provided further, that BCC concurrently pays all Senior Loan Obligations in full. In connection with the execution and delivery of any such lease, (y) BCC and its subsidiary shall execute and/or deliver any additional documents that the Lessor may request, in form and substance similar to the Lease Documents, and such documents, instruments, affidavits, letter of credit amendments, proof of licensure and opinions as Lessor may reasonably request, and (z) BCC shall deliver to the Lessor such evidence as Lessor shall request, in form and substance acceptable to the Lessor, that the new lease and all other documents executed and delivered in connection therewith have been duly authorized, executed and delivered and are enforceable. BCC agrees to pay all of the costs and expenses reasonably incurred by the Lessor (including, without limitation, attorneys' fees and expenses) in connection with the performance of the Lessor's obligations under this Section 11.

         12. (a) Entire Agreement . This Agreement contains the entire understanding among the parties hereto with respect to its subject matter and supersedes any prior understandings or agreements between the parties with respect to such subject matter.

              (b) Amendments. This Agreement may be modified or amended only by a written instrument executed by the Lessor, the Lessee and BCC.


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              (c) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

              (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute but a single instrument.

              (e) Future Cooperation. Each party covenants and agrees to take such further action and execute such further documents as may be necessary or appropriate to carry out the intention of this Agreement.

              (f) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

              (g) Representations and Warranties of BCC. BCC represents and warrants that (i) this Agreement constitutes a legal, valid and binding obligation of BCC, was duly authorized, executed and delivered by BCC, and is fully enforceable against BCC in accordance with its terms (except as may be limited by bankruptcy and creditor's rights laws and general principles of equity), (ii) BCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; (iii) neither this Agreement nor any agreement, document or instrument executed or to be executed in connection herewith, violates the terms of any other agreement to which BCC is a party and (iv) the recitals set forth above are hereby incorporated by this reference and made a part of this Agreement, and BCC represents and warrants that such recitals are true and correct. Any material breach by BCC of the representations and warranties set forth herein shall be a default under this Agreement.

              (h) Subordination. If for any reason whatsoever Lessee, any Affiliates of Lessee, Developer or Manager now or hereafter becomes indebted to BCC or any Affiliate of BCC, such indebtedness and all interest therein shall at all times be subordinated in all respects to the obligations of BCC under this Agreement, the obligations of Lessee under the Lease, Senior Loan Obligations and the obligations of Developer under the Development Agreement; provided, however, so long as no default or event of default shall occur and be continuing under any Lease Document or Senior Credit Documents, BCC and any Affiliate of BCC shall be permitted to receive amounts due and owing solely under the Development Agreement and Management Agreement. Payment on the Notes issued pursuant to the Shortfall Agreement is permitted solely in connection with the exercise of the Option or Asset Purchase Option.


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
              (i) Counsel Fees. If Lessor or BCC brings any action to interpret or enforce this Agreement, or for damages for any alleged breach thereof, the prevailing party in any such action shall be entitled to reasonable attorney's fees and costs as awarded by the court in addition to all other recovery, damages and costs.

              (j) Reliance by Lessor. BCC acknowledges that (i) BCC will benefit from the execution and continued existence of the Lease, (ii) Lessor will be relying upon BCC's assurances, representations, warranties, and covenants contained herein and (iii) Lessor may take, or delay in taking or refuse to take any and all action with reference to the Lease (regardless of whether the same might vary the risk or alter the rights, remedies or recourses of BCC), including without limitation the settlement or compromise of any amount allegedly due thereunder, the granting of indulgences or extensions, and/or the release of or refusal to execute on any and all collateral; provided, however, nothing contained in this Section shall limit or modify the obligations of Lessor under this Agreement, including without limitation Section 5 above.

              (k) Waiver Provisions. BCC hereby knowingly, voluntarily and unequivocally waives: (i) all notice of acceptance, protest, demand and dishonor, presentment and demands of any kind now or hereafter provided for by any statute or rule of law; (ii) any and all requirements that Lessor institute any action or proceeding, or exhaust any or all of Lessor's rights, remedies or recourses, against Lessee or anyone else as a condition precedent to bringing an action against BCC under this Agreement; (iii) any defense arising by reason of any disability, insolvency, bankruptcy, lack of authority or power, dissolution or any other defense of Lessee, BCC, any guarantor of the Lease, or their respective successors and assigns (even though rendering same void, unenforceable or otherwise uncollectible); (iv) the benefits of any and all express or implied waivers which may otherwise be available to or claimed by BCC under the laws of the State in which the Property is located; (v) any claim BCC might otherwise have against Lessor by virtue of Lessor's invocation of any right, remedy or recourse permitted it hereunder or under the Lease, any letter of credit agreement, any guaranty, or otherwise available at law or equity; (vi) any failure, omission, delay or lack on the part of Lessor or Lessee to enforce, assert or exercise any right, power or remedy conferred on Lessor or Lessee in the Lease, or any action on the part of Lessor granting a waiver, indulgence or extension to Lessee or any other party; (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Lessee or BCC, marshaling of assets or liabilities, receiverships, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Lessee, BCC, or their respective assets, or the disaffirmance of the Lease in any such proceeding; (viii) any release or other reduction of the Lease Obligations arising as a result of the expansion, release, substitution or replacement (whether or not in accordance with terms of the Lease) of the Property or any portion thereof; and (ix) any defense or claim available to BCC as a result of BCC's exercise of its right to purchase the Property (or any portion thereof) pursuant to that certain Right of First Refusal Agreement of even date herewith by and between Lessor and BCC; provided, however, nothing contained in this Section shall limit or modify the obligations of Lessor under this Agreement, including without limitation Section 5 and Section 11(a) above.


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
              (l) Application of Agreement. Subject to Section 10 hereof, this Agreement shall continue until the complete payment and performance of the Lease Obligations and the Senior Loan Obligations, and shall apply notwithstanding any extension or renewal of the Lease, or any holdover following the expiration or termination of the Term or any renewal or extension of the Term (as defined in the Lease).

              (m) Financial Reporting. Within forty-five (45) days of the end of each of the first three quarters of the fiscal year of BCC, BCC shall deliver the quarterly consolidated or combined, as applicable, financial statement of BCC to Lessor. Within ninety (90) days of the fiscal year end of BCC, BCC shall deliver to Lessor the annual consolidated or combined, as applicable, financial statement of BCC audited by a reputable certified public accounting firm. If BCC is or becomes subject to any reporting requirements of the Securities and Exchange Commission (the "SEC") during the Term, BCC shall, in lieu of providing the financial statements described in the first two sentences of this Subsection, concurrently deliver to Lessor such reports as are delivered to the SEC pursuant to applicable securities laws. All of the reports and statements required hereby shall be prepared in accordance with GAAP and BCC's accounting principles consistently applied and shall be accompanied by a statement signed by the President, Chief Financial Officer, Principal Accounting Officer, Controller, Executive Vice President, Development, or other officer of BCC as approved by Lessor in writing, certifying that said reports are true, correct and complete in all material respects after due inquiry.

              (n) Management Agreement. BCC acknowledges that BCC is the sole shareholder of the Manager. As sole shareholder of the Manager, BCC agrees and shall cause the Manager to agree, that in the case of an Event of Default under the Lease or this Agreement (after applicable cure periods): (i) Lessor shall have the right to terminate the Management Agreement and Manager's rights to manage the Facility, (ii) Lessor shall have the right to require the Manager to cooperate and assist in all reasonable ways during any transition of management of the Facility after such termination including, without limitation, the transfer of the Facility license and all other governmental licenses and permits, (iii) during any such interim management, Lessor shall have the right to approve or veto all operation budgets and (iv) Manager shall otherwise take such actions or refrain from taken such actions as Lessor may reasonably request.

              (o) Confidentiality. Lessor shall use reasonable efforts not to disclose the information provided by Developer, Guarantor or Lessee to Lessor pursuant to the Lease Documents; provided, however, that Lessor may disclose such information to any person or entity to whom Lessor is required to make such disclosure; to governmental authorities; and to any other person or entity having a legitimate business interest in Lessor, including, but not limited to, regulators, auditors, accountants, attorneys, investors, underwriters, rating agencies, bond or surety companies, and lenders of Lessor (including, but not limited to, collateral pool lenders and line of credit lenders).

         13. Event of Default. The failure of BCC to perform or fulfill any agreement or obligation under this Agreement shall be an Event of Default hereunder. An Event of Default shall include, without limitation, the failure of BCC to make any Working Capital Loan as required hereunder by the due date of any obligation that constitutes a Shortfall.


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         14.  Remedies. Upon the occurrence of an Event of Default hereunder,
Lessor may do any of the following:

                   (a) Lessor may exercise any and all of its rights and remedies under the Lease and this Agreement.

                   (b) Lessor may pursue an action at law or in equity, including an action in specific performance.

                   (c) Lessor may pursue an action for damages and in such case BCC agrees that the amount of monetary damages payable by BCC to Lessor pursuant to an Event of Default hereunder shall not be less than the aggregate amount of Shortfalls due and payable from time to time until the earlier of (i) the date that the Lease Obligations and Senior Loan Obligations have been paid in full, or (ii) termination of this Agreement pursuant to Section 10.

                   (d) Lessor may terminate all rights of BCC and any BCC affiliate under any Option Agreement, Shortfall Agreement (including the Asset Purchase Option), Deposit Agreement, Pledge Agreement, Leasehold Mortgage and Management Agreement that relates to Lessee, the Facility, any Phase Tenant or any Phase Facility.

         16. Bundling Condition. Section 10 of the Option Agreement (as defined in Appendix 1 to the Shortfall Agreement) and Section 1.03 of the Shortfall Agreement obligate BCC to purchase either the assets of all Phase Tenants (as defined in the Option Agreement) or the equity ownership interests in all Phase Tenants with respect to each Facility in the Current Phase (as defined in the Lease) in the event that BCC exercises its Option or Asset Purchase Option (as those terms are defined in Appendix 1 to the Shortfall Agreement) with respect to the Lessee. BCC covenants and agrees that (i) the Bundling Condition (as defined in the Option Agreement) may be enforced by Lessor to the same extent as the Bundling Condition may be enforced by the Member, (ii) a default in the exercise of the Bundling Condition by BCC as required with respect to any Phase Tenant shall constitute an Event of Default hereunder and (iii) the Bundling Condition shall be enforceable by Lessor against BCC even if a default or event of default by the Member or the Lessee has occurred under the Transaction Documents.


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         EXECUTED as a sealed instrument as of the date first written above.

WITNESS:                                    BCC:

                                            BALANCED CARE CORPORATION, a
                                            Delaware corporation


_____________________________________       By: ________________________________
Name:                                             Name:
                                                  Title:




WITNESS:                                    LESSOR:


                                            [______________________], a
                                            Pennsylvania corporation




_____________________________________       By: ________________________________
Name:                                             Name:
                                                  Title:



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